UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/20/2009

Atlas Pipeline Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2009, Eugene N. Dubay, 60, President and Chief Executive Officer of Atlas Pipeline Partners, L.P. ("APL"), and a member of the managing board of APL's general partner, was elected as President and Chief Executive Officer of Atlas Pipeline Holdings, L.P. (the "Partnership") and as a director of the Partnership's general partner, Atlas Pipeline Holdings GP, LLC (the "General Partner"). Mr. Dubay replaced Robert R. Firth as a member of the General Partner's Board of Directors and as President of the Partnership. Mr. Dubay also replaced Edward E. Cohen as Chief Executive Officer of the Partnership. Mr. Cohen will continue as Chairman of the Board of the General Partner. A successor to Mr. Firth as Chief Operating Officer has not yet been named.

Since October 2008, Mr. Dubay has been a member of the managing board of APL's general partner. Since January 2009, Mr. Dubay has been President and Chief Executive Officer of APL and Senior Vice President of Atlas America, Inc., the parent of the General Partner. From 2003 to 2009, Mr. Dubay was Chief Operating Officer of Continental Energy Systems, a private company headquartered in Michigan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Holdings, L.P.

Date: February 25, 2009	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary